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                                                                       EXHIBIT 2
                      ADDENDUM TO STOCK PURCHASE AGREEMENT

         THIS ADDENDUM, made and entered this 20th day of August, 1996, to the Agreement executed on August 5, 1996, by and between Forte Computer Easy International, Inc., (hereinafter referred to as "Seller"), James W. Schmidt and Beverly Schmidt, husband and wife (hereinafter referred to as "Buyer"), and Arizona Disk Fulfillment, Inc., (hereinafter referred to as "Corporation");

                               W I T N E S S E T H

         WHEREAS, Seller and Buyer reaffirm each and every of the representations and undertakings of the August 5, 1996, Agreement;

         WHEREAS, Seller and Buyer desire to supplement, amend and add to the August 5, 1996, Agreement certain additional terms;

         NOW, THEREFORE, for an in consideration of the mutual covenants herein contained, the Seller and Buyer agree as follows:

         1. Although the fourth word in the fourth line in Paragraph 6 of the August 5 Agreement is "an," the Buyer and Seller agree that said word should be "and."

         2. Although the fifth word in the tenth line of Paragraph 6 of the August 5 Agreement is "Corporation," the Seller and Buyer hereby agree that said word should be "Seller."

         3. Except for the enforcement of the specific provisions of the August 5 Stock Purchase Agreement and this Addendum thereto, the Corporation for itself, its successors and assigns and Seller for itself, its successors and assigns, mutually release and forever discharge the other from any and all liability which either of them may now have or hereafter have arising out of the ownership of shares of Corporation by the Seller and any other business dealings and relationships which have transpired between them prior to the date of the closing of the Stock Purchase Agreement.

         4. All other terms and conditions of the August 5 Stock Purchase Agreement remain the same and are not changed or amended in any respect by this Addendum.





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         IN WITNESS WHEREOF, the parties hereto have set their hands the day and year first above written.

                                     ARIZONA DISK FULFILLMENT, INC.



                                     By  /s/ James W. Schmidt
                                        --------------------------------
                                             JAMES W. SCHMIDT, President


                                     FORTE COMPUTER EASY INTERNATIONAL


                                     By  /s/ Frank Amedia
                                        --------------------------------
                                             FRANK AMEDIA, President


                                     BUYERS:

                                      /s/ James W. Schmidt
                                      James W. Schmidt
                                     --------------------------------


                                      /s/ Beverly Schmidt
                                     --------------------------------
                                      Beverly Schmidt